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                                                                  EXHIBIT (i)(3)

                                POWER-OF-ATTORNEY


The undersigned hereby constitutes and appoints James Bronsdon, Kimberly J. Smith, Stephen E. Roth, Mary Jane Maloney and Kelly O'Neill and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement for Sage Life Investment Trust (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue of this power of attorney.


WITNESS as of the 15th day of June, 2000.


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James A. Amen
Trustee


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Rosemary L. Hendrickson
Trustee


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Geoffrey A. Thompson
Trustee


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Robin I. Marsden
Trustee


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Ronald S. Scowby
Trustee